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                                                                    Exhibit 23.4

                          CONSENT OF DIRECTOR NOMINEE
                          ---------------------------

To E2Enet.com, Inc.:

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of E2Enet.com, Inc. (the "Company") on Form S-1, and any amendments thereto, which indicate that I have accepted a nomination go become a director of the Company following the closing of the Company's initial public offering.

                                                /s/ Neil Austrian
                                                ---------------------
                                                Neil Austrian

Dated: May 13, 1999